                                                                   EXHIBIT 10.15

                             EMPLOYMENT AGREEMENT

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into on this 23rd day of February, 1995, by and between NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and DONOVAN BOYD, an individual ("Executive").

     WHEREAS, the Company desires to employ Executive to serve as an executive officer of the Company, and Executive desires to accept such employment, upon the terms and conditions of this Agreement; and

     NOW, THEREFORE, in consideration of the provisions hereinafter described, Company and Executive agree as follows:

     1. DUTIES OF EXECUTIVE. During the Term (as defined below) of this Agreement, Executive shall be employed by the Company as its Sr. Vice President
- Operations. In such capacity, Executive shall perform all functions and duties consistent with such position, in an efficient, trustworthy and professional manner, as reasonably required by the Board of Directors of the Company. Executive's primary functions and duties shall include all those duties customarily undertaken by a senior vice president - operations of a company similar to the Company. Executive agrees to devote substantially all of his working time and energy to the performance of his duties hereunder during the Term of this Agreement so long as his employment under this Agreement is continued by the Company.

     2.  TERM OF AGREEMENT; TERMINATION.

     a. Term of Agreement. Unless terminated sooner or extended in accordance with provisions of this Agreement, the Company shall employ Executive, and Executive accepts such employment, as set forth herein for a term (the "Term"):
(i) beginning on the first Monday following the consummation of the acquisition (the "Acquisition"), if any, of EET, Inc. ("EET") by the Company pursuant to that certain Agreement and Plan of Merger, dated as of February 7, 1995, by and among NATK, EET and NATK SUB, INC., a Texas corporation and wholly-owned subsidiary of NATK, and (ii) ending upon the close of business on December 31, 1999. Notwithstanding the foregoing, if this Agreement is not terminated in accordance with the provisions herein on or before the expiration of its Term, the Term of this Agreement shall be extended for an additional twelve (12) months unless, at least ninety (90) days prior to the expiration of the initial Term of the Agreement, or ninety (90) days prior to the expiration of a subsequent twelve (12) month extended Term, either Executive or the Company gives the other party written notice of its intent to terminate the Agreement at the end of such Term.

     b. Termination. In the event the Acquisition is not consummated on or before March 31, 1995, this Agreement and all rights and obligations of the parties under this Agreement shall immediately terminate on March 31, 1995, unless extended in a writing signed by both of the parties hereto. In addition, subject to the Company's performance of its obligations under this Agreement to be performed upon Termination of Executive's Service (as defined below), the Company shall have the right to terminate this Agreement for Cause, and this Agreement shall automatically terminate upon Executive's death or Disability. Except as expressly provided in Paragraph 2.a. and this Paragraph 2.b., the Company shall have no right to terminate this Agreement. Executive shall have the right to voluntarily terminate his Service under this Agreement at any time upon not less than thirty (30) days' prior written notice.

     3. DEFINITIONS. For purposes of this Agreement, the following terms as used herein shall have the meanings set forth in this Paragraph 3:

     a. "Annual Base Salary" or "Base Salary" shall mean the annual base salary rate in effect for Executive from time to time during the Term of this Agreement in accordance with the provisions of Paragraph 4.a. of this Agreement.

     b. "Annual Bonus" or "Bonus" shall mean a cash payment available annually to Executive in addition to Base Salary of which payment is contingent upon the performance of the Company and Executive during the fiscal year as determined in accordance with Paragraph 4.b. of this Agreement.

     c.  "Cause" shall mean:

     (i) Willful refusal by Executive to follow a written order of Executive's immediate supervisor at the Company, unless (x) Executive's refusal is based on his good faith belief that to follow such written order would constitute a violation of his fiduciary duties to the Company or a violation of any applicable law, rule or regulation or (y) such order is outside the scope of the obligations or duties of the Executive as set forth in Paragraph 1 of this Agreement;

     (ii) Executive's willful engagement in conduct materially injurious to the Company; or

     (iii) Executive's willful continued failure to perform his duties under this Agreement (except due to Executive's incapacity as a result of physical or mental illness) for a period of at least ninety (90) consecutive days after written notice is delivered to Executive from the Board of Directors of the Company specifically identifying the manner in which Executive has failed to perform his duties.

     For purposes of clauses (i), (ii) and (iii) of this definition, no act, or failure to act, on Executive's part shall be deemed "willful" unless done, or omitted to be done, by Executive in bad faith.

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     d.  "Constructive Termination" shall mean Executive's voluntary Termination of Service within one hundred twenty (120) days following the occurrence of one or more of the following events, except if such event is approved in writing by Executive prior to its occurrence:

     (i) A failure by the Company to abide by any part of this Agreement that is not remedied within thirty (30) days after receiving written notification by Executive of such failure, including without limitation any violation of Executive's rights as described in Paragraph 4 of this Agreement, unless such rights are replaced by rights of essentially equal value;

     (ii)  A material reduction in Executive's title or responsibilities; or

     (iii) Relocation of Executive's primary place of work to an area other than Houston, Texas.

     e. "Disability" shall be deemed to have occurred if Executive makes application for or is otherwise eligible for disability benefits under any Company-sponsored long-term disability program covering Executive, and Executive qualifies for such benefits. In the absence of a Company-sponsored long-term disability program covering Executive, "Disability" shall mean Executive's total and permanent disability as determined by the Company's Board of Directors based on the Board's review of a medical opinion satisfactory to the Board certifying that Executive is permanently unable to perform his normal duties under this Agreement as a result of a physical or mental condition.

     f. "Long-Term Incentive Plan" shall mean any stock option plan or any other form of equity (real or phantom) or other long-term incentive plan introduced by the Company.

     g. "Management Bonus Plan" shall mean the annual cash bonus plan approved by the Board of Directors and amended from time to time. Participants in the Management Bonus Plan shall be eligible to receive annual cash payments based on Board assessment of performance which may be totally discretionary or based partially or totally on specific objectives established by the Board for the Company and Executive for the fiscal year.

     h. "Service" shall mean Executive's full-time or substantially full-time employment with the Company, or any affiliated organization, including any leave of absence approved by the Company's Board of Directors.

     i. "Termination of Service" or "Termination of Executive's Service" shall mean the termination of Executive's Service under this Agreement for any reason whatsoever, including without limitation: (a) death, (b) Disability, (c) Cause,
(d) the expiration of the Term of this Agreement (i.e., as a result of either Executive or the Company giving notice of termination under Paragraph 2.a. of this Agreement), and (e) Constructive Termination. Such termination shall not include a termination of this Agreement as a result of the

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Acquisition not being consummated as provided in the first sentence of Paragraph
2.b. of this Agreement.

     4. EXECUTIVE'S RIGHTS WHILE EMPLOYED BY THE COMPANY. During the Term of this Agreement, the Company shall provide to Executive the following rights and benefits:

     a. Base Salary. During the Term of this Agreement, the Company shall pay to Executive the Base Salary set forth in this Paragraph 4.a. The minimum Annual Base Salary payable to Executive by the Company shall be One Hundred Thirty-Five Thousand Dollars ($135,000.00). Such Base Salary shall be paid in equal semi-monthly installments on the Company's normal payroll dates.
Beginning March 1, 1996, and on each January 1 thereafter during the Term of this Agreement (each such date being termed the "Anniversary Date"), Executive's Base Salary shall be adjusted to reflect the increase, if any (but not any decrease, if any) during the prior year in the Consumer Price Index for Houston, Texas published by the United States Department of Labor, Bureau of Labor Statistics (the "Index").

     If the Index published for any Anniversary Date (the "Comparison Index") has increased over the index published for December 31, 1994 (the "Base Index"), then Executive's Base Salary for the following year shall be established by multiplying One Hundred Thirty-Five Thousand Dollars ($135,000.00) by a fraction, the numerator of which shall be the Comparison Index and the denominator of which shall be the Base Index. Any such adjustments to Executive's Base Salary shall be retroactive to the Anniversary Date to account for delays in reporting the Index. If the Index ceases to be published, or if material changes are made to the process by which the Index is computed, Executive's increase in Base Salary, if any, shall be computed on the basis of any change in the most nearly comparable index then being computed and published by the United States government or an agency of the United States government.

     Notwithstanding the foregoing, Executive's Base Salary shall be reviewed by the Board of Directors of the Company on an annual basis during the Term of this Agreement and may be increased (but not decreased) based on an assessment of Executive's performance and external market factors. Executive's Base Salary as determined above shall constitute Executive's minimum Base Salary during the Term of this Agreement.

     b. Annual Bonus. Executive shall also be eligible to receive an Annual Bonus pursuant to any Management Bonus Plan adopted by the Company, subject to the terms and provisions of this Paragraph b. The amount of Annual Bonus earned by Executive for each fiscal year shall be determined by Executive's immediate supervisor at the Company based upon, among other factors, the performance of the Company during such fiscal year. Any Annual Bonus earned by Executive shall be paid in cash within one hundred twenty (120) days following the completion of the Company's fiscal year then ending.

     c. Long-Term Incentives. Executive shall be entitled to participate in any Long-Term Incentive Plan that may be provided to other senior executives of the Company during the Term of this Agreement. Grants to Executive under such Long-Term Incentive Plan shall be no less favorable in amount and other key design features, including vesting restrictions, than grants provided to other senior executives of the Company with comparable levels of responsibility to Executive.

     d. Fringe Benefits. The Company shall provide Executive with the following:

     (i) Such benefits and perquisites, including but not limited to disability income, life and health insurance, deferred compensation and any form of savings or retirement plan, as may from time to time be provided to other executives of the Company with a similar level of Base Salary and responsibilities. Such benefits and perquisites shall be provided at the same proportional cost to Executive as that paid by other comparable executives in the Company who participate in such programs;

     (ii) Reasonable vacation each year during the Term of this Agreement, but not less than four (4) weeks. Said vacation shall not reduce Executive's compensation under this Agreement;

     (iii) A health and dental insurance policy or policies (and the Company shall pay all premiums associated therewith) reasonably selected by the Company for Executive and other executive officers of the Company with a similar level of Base Salary and responsibilities;

     (iv) Directors and officers liability insurance for Executive (to the extent that such insurance can be obtained at commercially reasonable rates), the premiums and other amounts due with respect to which shall be paid by the Company;

     (v) Payment of dues for such clubs, societies and professional associations of which Executive is a member that benefit the Company; and

     (vi) A term life insurance policy (and the Company shall pay all premiums associated therewith) that pays not less than $500,000 to Executive's designee, on the death of Executive, with rights in favor of Executive to purchase such policy on termination of this Agreement, so long as the annual premiums therefor do not exceed $5,000.

     e. Stock Options. The Company shall grant to Executive the right to exercise the options to acquire shares of common stock, par value $0.001 per share, of the Company as set forth in that certain Stock Option Agreement, a copy of which is attached hereto as Annex 1 and made a part hereof, which Stock Option Agreement shall be executed and delivered by the Company and Executive simultaneously with the execution of this Agreement.

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     f.  Expense Reimbursement.  The Company shall promptly reimburse Executive for all out-of-pocket fees and expenses (including without limitation travel expenses) incurred by him in connection with the performance of his obligations under this Agreement so long as Executive provides reasonable documentation evidencing such fees and expenses.

     g. Reimbursement and Loan Provisions Relating to Executive's Relocation to Houston, Texas.

     (i) Subject to the terms and provisions of this Section 4.g., the Company agrees to reimburse Executive for the Relocation Costs (as defined below) in connection with Executive's relocation from Indiana to the Houston, Texas area.

     (ii) "Relocation Costs" shall mean and include: (A) real estate broker fees and other closing costs relating to the sale of Executive's principal residence in Indiana; (B) closing costs (not including any down payment or insurance costs), and costs incurred in connection with up to two loan applications, relating to a purchase of a home in the Houston, Texas area to be used by Executive as his principal residence, so long as such costs are incurred within the first twelve (12) months of the Term of Employment; (C) costs of moving Executive's personal effects from Indiana to Houston, Texas; and (D) an amount necessary to cover the federal income tax consequences, if any, of Executive's receipt of amounts from the Company representing such Relocation Expenses.

     (iii) Notwithstanding the foregoing, in the event of Termination of Executive's Service, at any time during the first twelve (12) months of the Term of Employment, as a result of Executive's voluntary termination of this Agreement not constituting Constructive Termination, Employee shall be obligated to repay, and shall repay, to the Company, on or before the 90th day following such Termination of Executive's Service all amounts received by him from the Company representing Relocation Costs.

     (iv) The Company agrees to loan to Executive up to $70,000, upon Executive's written request, at any time during the first six (6) months of the Term of Employment, the proceeds of which loan shall be used by Executive to satisfy certain obligations of Executive in connection with a residential lot in Indiana on which Executive intended to build his principal residence. Such loan shall bear interest at six percent (6%) per annum, and shall be repaid, together with all accrued interest thereon, on the earlier to occur of (A) the day that is one year from the first day of the Term of Employment or (B) the sale of such residential lot. In the event such loan is repaid as a result of the provisions of clause (B) of the preceding sentence, and such residential lot is sold to an unrelated party for an amount less than the sum of the then-outstanding principal and accrued and unpaid interest on such loan, then Executive shall be required only to repay such amount as is equal to the proceeds of such sale, and the remainder, if any, of the amount due with respect to the loan shall be forgiven by the Company. Executive agrees to use reasonable efforts to cause such residential lot to be resold at the highest price available.

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     5.  EXECUTIVE'S RIGHTS UPON TERMINATION OF SERVICE.

     a. Upon Termination Of Service For Reason Other Than Death, Disability, Cause Or Voluntary Termination by Executive Not Constituting Constructive Termination. In the event of Termination of Executive's Service for any reason other than (a) death, (b) Disability, (c) Cause, or (d) voluntary termination of this Agreement by Executive not constituting Constructive Termination, Executive (or if Executive dies while benefits remain due under this Agreement, Executive's beneficiaries as designated in accordance with the provisions of Paragraph 9 herein) shall be entitled to receive for a period of thirty-six (36) months following such Termination of Service:

     (i) Executive's Base Salary in effect as of the date of Termination of Executive's Service;

     (ii) A bonus payable annually in cash equal to the average dollar bonus earned by Executive during the Company's two fiscal years immediately prior to Termination of Executive's Service (or if Executive has been employed for less than such two fiscal year period, the dollar bonus earned by Executive for the prior fiscal year, if any);

     (iii) Continued participation in all fringe benefits as described in paragraph 4.d.(i) herein, available to Executive immediately prior to Termination of Executive's Service. If continued participation in one or more of these fringe benefits is not possible due to legal or other constraints, the Company shall provide Executive with sufficient funds on a monthly basis to enable Executive to secure fringe benefits, on an after-tax basis, substantially similar to those which Executive was entitled to immediately prior to Termination of Executive's Service; and

     b. Upon Termination Of Service For Reason Of Death, Disability, Cause Or Voluntary Termination Not Constituting Constructive Termination. In the event of Termination of Executive's Service for reason of (a) death, (b) Disability,
(c) Cause, or (d) voluntary termination of this Agreement by Executive not constituting Constructive Termination, Executive shall be entitled to receive following such Termination of Service:

     (i) For a period of 90 days following such Termination the then-applicable Base Salary and other benefits that Executive would have been entitled to receive under this Agreement but for such Termination;

     (ii) Payment of any death, Disability or other benefits provided to Executive by the Company in accordance with the terms and conditions of such benefits (but only in the event such Termination of Executive's Service was for reason of death or Disability); and

     (iii) Executive shall have the right to exercise (in accordance with the terms thereof) any stock options, if any, previously granted to Executive under any Long-Term Incentive Plan of the Company, provided such options have vested in accordance with the

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provisions of the Plan or in accordance with any agreement between the Company and Executive covering such options.

     6. MITIGATION AND OFFSET REQUIREMENTS. Executive shall not be required to mitigate the amount of any benefit provided for in this Agreement by actively seeking alternative employment during the period in which such benefits are paid. In addition, Executive shall not be required to offset any such benefits provided for in this Agreement by amounts earned as a result of Executive's employment or self-employment during the period in which Executive is entitled to receive such benefits.

     Notwithstanding the above, the Company's obligation to continue to provide Executive with fringe benefits, as described in Paragraph 4.d.(i) of this Agreement, shall cease if Executive becomes eligible to participate in fringe benefits substantially similar to those provided for in this Agreement as a result of Executive's employment during the period that Executive is entitled to such fringe benefits.

     7. BREACH OF CONFIDENTIALITY OR ENTERING INTO DIRECT COMPETITION. Beginning on the first day of the Term of this Agreement and continuing during the period in which this Agreement remains in force and only so long as Executive is entitled to receive any compensation and/or benefits pursuant to the provisions of Paragraph 4 or 5 hereof, and is receiving all such compensation and/or benefits, Executive shall not, without prior written consent of the Board of Directors except pursuant to and consistent with the order of any court, legislative body or regulatory agency, (a) engage directly or indirectly (including, by way of example only, as a principal, partner, venturer, employee or agent), nor have any direct or indirect interest, in any business which competes with the Company in any material way, or (b) disclose to any third party, either directly or indirectly, any non-public information regarding the Company's business, customers, financial condition, strategies or operations the disclosure of which harms the Company in any material way.
Clause (a) above shall not apply to (1) any investment by Executive in the stock of a publicly-traded corporation, provided such investment constitutes less than one percent (1%) of the corporation's cumulative voting shares.

     8. LIMITATION OF BENEFITS UNDER THIS AGREEMENT. In the event that the payment of any benefit due to Executive under this Agreement (including any early vesting of stock options) shall result in the Company's inability to deduct such payment for Federal Income Tax purposes as a result of exceeding limitations under Section 4999 of the Internal Revenue Code, as amended, the cumulative payments due under this Agreement shall be reduced by the minimum amount necessary to avoid exceeding such limitations. In such an event, Executive may elect which benefit(s) to reduce and in which proportions in order to conform with the provisions of this Paragraph.

     9. DESIGNATION OF BENEFICIARIES. Executive shall have the right at any time to designate any person(s) or trust(s) as beneficiaries to whom any benefits

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payable under this Agreement shall be made in the event of Executive's death prior to the distribution of all benefits due Executive under this Agreement. Each beneficiary designation shall be effective only when filed in writing with the Company during Executive's lifetime. If Executive designates more than one beneficiary, distributions of cash payments shall be made in equal proportions to each beneficiary unless otherwise provided for in Executive's beneficiary designation. The filing of a new beneficiary designation shall cancel all designations previously filed.

     Any finalized marriage or divorce (other than a common law marriage) of Executive subsequent to the date of filing a beneficiary designation shall revoke such designation unless (a) in the case of divorce, the previous spouse was not designated as beneficiary, and (b) in the case of marriage, Executive's new spouse had previously been designated as beneficiary. Executive's spouse shall join in any designation of a beneficiary other than Executive's spouse. If Executive fails to designate a beneficiary as provided for above, or if the beneficiary designation is revoked by marriage, divorce or otherwise without execution of a new designation, or if the beneficiary designated by Executive dies prior to distribution of the benefits due Executive under this Agreement, the Board of Directors of the Company shall direct the distribution of any benefits due under this Agreement to Executive's estate.

     10.  ADDITIONAL INDEMNIFICATION RIGHTS.

     a. During the Term of this Agreement and for a period of three (3) years thereafter, the Company shall use all reasonable efforts to cause to be maintained in effect a policy of directors' and officers' insurance and indemnification policy relating to actions, alleged actions, omissions and alleged omissions of Executive occurring during the Term of this Agreement.

     b. (1) If during the Term of this Agreement or for a three (3) year period thereafter, Executive is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer or employee or in any other capacity while service as a director, officer or employee, then Executive shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment) (the "GCL"), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by Executive in connection therewith, whether occurring before,

                                       9
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during or after the Term of this Agreement, and such indemnification shall continue as to Executive even if he shall have ceased to be a director, officer or employee and shall inure to the benefit of his heirs, executors and administrators; provided, however, that except as provided in this Paragraph b., the Company shall indemnify Executive in connection with a proceeding (or part thereof) initiated by Executive only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Paragraph b., shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the GCL requires, the payment of such expenses incurred by Executive in his capacity as a director, officer or employee (and not in any capacity in which service was or is rendered by Executive while a director or officer or employee, including without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of Executive, to repay all amounts so advanced if it shall ultimately be determined that Executive is not entitled to be indemnified under this Paragraph b. or otherwise.

     (2) If a claim under Paragraph b.(1) above is not paid in full by the Company within 30 days after a written claim has been received by the Company, Executive may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and, if successful in whole or in part, Executive shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that Executive has not met the standards of conduct which made it permissible under the GCL for the Company to indemnify Executive for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of Executive is proper in the circumstances because he has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that Executive has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Executive has not met the applicable standard of conduct.

     11. SUCCESSORS. Except as provided for in Paragraph 9 above, the rights and duties of a party hereunder shall not be assignable by that party; provided, however, that this Agreement shall be binding upon and shall inure to the benefit of and binding upon any successor of the Company, and any such successor shall be deemed substituted for the Company under the terms of this Agreement. The term "successor" as used herein shall include, without limitation, any person, firm, corporation or other business entity which at any time, by merger, purchase or otherwise, acquires all or a substantial portion of the assets or business of the Company.

     12. ATTORNEYS' FEES UPON A DISPUTE. In any action at law or in equity to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the Court in a final judgment or decree, shall pay the successful party all costs, expenses and reasonable attorneys' fees incurred therein by such party (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of such judgment.

     13. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Company and Executive as to the terms of Executive's employment by the Company and supersedes all prior written agreements, understandings and commitments between the Company and Executive as to the terms of Executive's employment by the Company. No amendments to this Agreement may be made except by a written document signed by the Executive and approved in writing by the Company's Board of Directors.

     14. VALIDITY. In the event that any provision of this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.

     15. PARAGRAPHS AND OTHER HEADINGS. Paragraphs and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

     16. NOTICE. Any notice or demand required or permitted to be given under this Agreement shall be made in writing and shall be deemed effective upon the personal delivery thereof if delivered or, if mailed, forty-eight (48) hours after having been deposited in the United States mail, postage prepaid, and addressed in the case of the Company to the attention of the Board of Directors at the Company's then principal place of business in Houston, Texas, and in the case of Executive to his attention at P.O. Box 2151, Valparaiso, Indiana 46384. Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

     17. WITHHOLDING TAXES AND OTHER DEDUCTIONS. To the extent required by law, the Company shall withhold from any payments due Executive under this Agreement any applicable federal, state or local taxes, and such other deductions as are prescribed by law.

     18. SURVIVAL OF CERTAIN PROVISIONS. The provisions of Paragraphs 5, 6, 7, 8, 9, and 10 through 19 of this Agreement shall survive termination of this Agreement; provided, however, that the provisions of: (a) Paragraphs 5 and 8 hereof shall continue so long as any compensation is to be paid to Executive under this Agreement as set forth in Paragraph 5 and (b) the provisions of Paragraphs 7 and 10 shall survive such termination for the respective periods provided therein. Notwithstanding the foregoing provisions, none of the provisions of this Agreement shall survive the termination of this

                                       11
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Agreement if this Agreement is terminated as provided in the first sentence of
Paragraph 2.b. of this Agreement.

     19. APPLICABLE LAW. To the full extent controllable by stipulation of the Company and Executive, this Agreement shall be interpreted and enforced under Texas law.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized representative and Executive has affixed his signature as of the date first written above.

                                   COMPANY:

                                   NORTH AMERICAN TECHNOLOGIES
                                   GROUP, INC., a Delaware corporation

                                   By /s/ John W. Parrott
                                     -----------------------------------
                                     John W. Parrott
                                     Title: Chairman


                                   EXECUTIVE:

                                   /s/ Donovan Boyd
                                   -------------------------------------
                                   DONOVAN BOYD

                                       12
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                        ANNEX 1 TO EMPLOYMENT AGREEMENT

                            STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT ("Agreement"), dated as of February 23, 1995, is by and between NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation (the "Company"), and DONOVAN BOYD ("Employee").

     FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

     1.  Grant of Option; Vesting Schedule.

     (a) Grant of Option. The Company hereby grants to Employee an option the ("Option") to purchase, subject to the terms and conditions hereof, from the Company two hundred thousand (200,000) shares (the "Option Shares") of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") beginning on the Commencement Date (as defined below) and ending at 5:00 p.m. Eastern Standard Time, on March 31, 2004 (the "Termination Date"), at an exercise price equal to $2.50 per share of Common Stock. As used herein, the term "Commencement Date" shall mean the date of the beginning of the "Term" of that certain Employment Agreement ("Employment Agreement") by and between the Company and Employee, dated as of the date of this Agreement, as the word "Term" is defined in Paragraph 2.a. of such Employment Agreement. The number of Option Shares and the exercise price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below. The shares of Common Stock or any other shares or other units of stock or other securities or property, or any combination thereof then receivable upon exercise of the Option, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares." The exercise price per share as from time to time in effect is referred to hereinafter as the "Exercise Price." The Option is not an "incentive stock option" as described in Section 422A of the Internal Revenue Code of 1986, as amended.

     (b) Vesting Schedule. Following the Commencement Date, the Option shall vest and be exerciseable (unless earlier terminated as provided herein) on March 31 in the years set forth below and in the amounts set forth below:

                                 Number of
           March 31                Shares

             1996                  50,000
             1997                  50,000
             1998                  50,000
             1999                  50,000

          Total                   200,000

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

; provided, however, that (i) the Option to acquire such shares shall vest on the date set forth above only in the event that Employee is in the employ of the Company or any of its subsidiaries in any capacity on such date and (ii) the Option to acquire any Exchange Shares, if not earlier terminated by the terms of this Agreement, shall terminate on the 5th annual anniversary date of the date on which the Option to acquire such Exchange Shares vested as provided in this clause (b). The period beginning on the Commencement Date and ending on the Termination Date is sometimes referred to herein as the Option Period. If Employee is not in the employ of the Company or any of its subsidiaries in any capacity on any of the various vesting dates set forth above, regardless of the reason therefore, then the Option with respect to such year shall not vest.

     2. Exercise of Option. The Option may be exercised, so long as it is then valid and outstanding, from time to time in whole (as to Option Shares then exercisable) or in part, and if in part, on as many occasions during the Option Period as Employee shall desire, subject to the terms and provisions of this Agreement. The Option may be exercised upon delivery on any business day to the Company at its address set forth below (or such other office of the Company, if any, as shall theretofore have been designated by the Company by written notice to the Employee) of the following:

     (a) a completed and executed Notice of Option Exercise in the form set forth in Appendix A hereto and made a part hereof; and

     (b) payment of the full Exercise Price for the number of Exercise Shares set forth in the Notice of Option Exercise, in lawful money of the United States of America, by certified check or cashier's check made payable to the order of the Company (or with the consent of the Company, the purchase price therefor may be paid in whole or in part by the delivery to the Company of certificates representing shares of Common Stock held by Employee, duly endorsed for transfer or accompanied by blank stock, each of which shares shall be valued at a price equal to its then Current Market Value, as defined below).

In the event that Employee is no longer in the employ of the Company or any of its subsidiaries in any capacity, Employee shall be entitled to exercise this Option, according to the terms and conditions set forth herein, to purchase only that number of Option Shares in which Employee has become vested prior to the termination of such employment.

     3. Issuance of Exercise Shares; Delivery of Stock Certificate. The Company shall, within ten (10) business days (or as soon thereafter as is practicable) of the exercise of this Option, issue in the name of and cause to be delivered to the Employee (or such other person or persons, if any, as the Employee shall have designated in the Notice of Option Exercise) one or more certificates representing the Exercise Shares to which the Employee (or such other person or persons) shall be entitled upon such exercise under the terms hereof. Such certificate or certificates shall be deemed to have been issued and the Employee (or such other person or persons so designated) shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Option.

     4. Exercise Shares Fully Paid and Non-assessable. The Company agrees and covenants that all Exercise Shares issuable upon the due exercise of the Option will, upon issuance of a certificate therefor in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable and free and clear of all taxes (other than taxes which, pursuant to this Agreement, the Company shall not be obligated to pay) or liens, charges, and security interests created by the Company with respect to the issuance thereof.

     5. Reservation of Exercise Shares. At the time of or before taking any action which would cause an adjustment pursuant to this Agreement increasing the number of shares of capital stock constituting the Exercise Shares, the Company will take any corporate action which may be necessary in order that the Company have remaining, after such adjustment, a number of shares of such capital stock unissued and unreserved for other purposes sufficient to permit the exercise of all the then vested Options under this Agreement of like tenor immediately after such adjustment. The Company will also from time to time take action to increase the authorized amount of its capital stock constituting the Exercise Shares if at any time the number of shares of capital stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of the Options under this Agreement then vested. The Company may but shall not be limited to reserve and keep available, out of the aggregate of its authorized but unissued shares of capital stock, for the purpose of enabling it to satisfy any obligation to issue Exercise Shares upon exercise of Options, through the Termination Date, the number of Exercise Shares deliverable upon the full exercise of this Option. At the time of or before taking any action which would cause (pursuant to the provisions of this Section
5) an adjustment resulting in a reduction of the Exercise Price below the then par value (if any) of the Exercise Shares issuable upon exercise of the Options, the Company will take any corporate action which may be necessary in order to assure that the par value per share of the Exercise Shares is at all times equal to or less than the Exercise Price per share and so that the Company may validly and legally issue fully paid and non-assessable Exercise Shares at the Exercise Price, as so adjusted. The Company will also from time to time take similar action if at any time the Exercise Price is below the then par value of the Exercise Shares.

     6. Fractional Shares. The Company shall not be required to issue fractional shares of capital stock upon the exercise of this Option or to deliver stock certificates which evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this Section 6, be issuable upon the exercise of this Option, the Company shall pay to the Employee an amount in cash equal to such fraction multiplied by the Current Market Value (as defined herein) of the Exercise Share. For purposes of this subparagraph, the "Current Market Value" shall mean, and be determined, as follows:

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

     (a) if the type of securities representing the Exercise Shares are traded in the over-the-counter market and not on any national securities exchange and not in the NASDAQ Reporting System, the average of the mean between the last bid and asked prices per share, as reported by the National Quotation Bureau, Inc., or another generally accepted reporting service, for the last business day prior to the date on which this Option is exercised, or if not so reported, the average of the closing bid and asked prices for an Exercise Share as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose;

     (b) if the type of securities representing the Exercise Shares are listed or traded on a national securities exchange or in the NASDAQ National Market System, the closing price on the principal national securities exchange on which they are so listed or traded or in the NASDAQ National Market System, as the case may be, on the last business day prior to the date of the exercise of this Option. The closing price referred to in this clause (b) shall be the last reported sales price or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, in either case, on the national securities exchange on which the Exercise Shares are then listed or in the NASDAQ Reporting System; or

     (c) if no such closing price or closing bid and asked prices are available, as determined in any reasonable manner as may be prescribed by the Board of Directors of the Company.

     7. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Exercise Shares upon the exercise of this Option; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any certificates representing the Exercise Shares in a name other than that of the Employee, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     8. Rights of Employee. The Employee shall not, by virtue of anything contained in this Agreement or otherwise, be entitled to any right whatsoever, either in law or equity, of a stockholder of the Company, including without limitation, the right to receive dividends or to vote or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter, with respect to any Exercise Shares prior to the acquisition of such Exercise Shares on the exercise of this Option as provided in this Agreement .

     9. Adjustment of Exercise Shares and Exercise Price. The Exercise Price and the number and kind of Exercise Shares purchasable upon the exercise of this Option shall be subject to adjustment from time to time upon the happening of certain events as provided in this Section 9. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of this Option also shall be subject to adjustment as hereinafter provided.

     (a) In the case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or classify its outstanding Common Stock into a greater number of shares or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, classification, combination or reclassification shall be proportionally adjusted so that the Employee, upon any exercise of this Option immediately thereafter shall be entitled to receive the aggregate number and kind of shares which, if this Option had been exercised by such Employee immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, classification, combination or reclassification. For example, if the Company declares a 2 for 1 stock dividend or stock split and the Exercise Price immediately prior to such event was $5.00 per share, the adjusted Exercise Price immediately after such event would be $2.50 per share. Such adjustment shall be made successively whenever any event listed above shall occur.

     (b) In case the Company shall hereafter issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in the subsection (d) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

     (c) Whenever the Exercise Price payable upon exercise of this Option is adjusted pursuant to the provisions of (a) or (b) above, the number of Exercise Shares purchasable

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

upon exercise of this Option shall simultaneously be adjusted by multiplying the number of Exercise Shares initially issuable upon exercise of this Option by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

     (d) For the purpose of any computation under the subsection above, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 30 consecutive business days before such date. The closing price for each day shall be the last sale price (regular way) or, in case no such reported sale takes place on such day, the average of the last reported bid and lowest reported asked prices as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

     (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of the provisions of this sentence are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 9 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this section to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 9 as it, in its sole discretion, shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, classification, reclassification or combination of Common Stock, issuance of warrants or options or other rights to acquire Common Stock or distribution of evidences of indebtedness or other assets (excluding cash dividends) referred to hereinabove in this Section 9 hereafter made by the Company to the holders of its Common Stock shall not result in any tax to the holders of its Common Stock or securities convertible into Common Stock.

     (f) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of this Option to be mailed to the Employee, at the address set forth in this Agreement for notice, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 9, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

     (g) In the event that at any time, as a result of an adjustment made pursuant to this Section 9, the Employee thereafter shall become entitled to receive any Exercise Shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in

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

a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 9.

     10. Restrictions on Exercise and Transferability. This Option, and the rights of Employee under this Agreement, shall be exerciseable only by the Employee or, upon his death or disability, by his estate or any duly appointed guardian, executor, administrator, trustee or other legal representative(s), and shall not be transferred or assigned to any other party other than Employee's estate upon his death.

     11. Restrictive Legends. So long as an exemption therefrom is then available, the Company shall not be required by the terms of this Agreement to register, under the Securities Act of 1933, as amended (the "Act"), or under applicable state securities laws (together with the Act, the "Securities Laws"), any of the Exercise Shares issued or to be issued upon the exercise of the Option. In addition, in the event that any such Exercise Shares are not so registered, Employee consents to the placement on the certificate or certificates representing such Exercise Shares a legend or legends to the effect that, among other things, neither such certificate or certificates nor the Exercise Shares evidenced thereby have been registered under any Securities Laws and that no sale, transfer or other disposition thereof or any interest therein may be made or shall be recognized unless in the satisfactory written opinion of counsel for, or satisfactory to, the Company, such transaction would not violate or required registration under such Securities Laws. The Company may also place on such certificate or certificates any other legend it deems necessary or desirable in order to conform to any of the Securities Laws.

     12. Certain Registration Rights. If at any time prior to the Termination Date the Company registers under the Act any shares of Common Stock to be issued to an executive officer of the Company or any of its subsidiaries upon exercise of an option (a "Management Option") to acquire such shares of Common Stock granted in connection with such person's employment with the Company or any of its subsidiaries as an executive officer, then the Company shall offer in writing to Employee a corresponding right to receive shares of Common Stock that are registered under the Act upon the exercise of any of Employee's then vested and unexercised shares of Common Stock under this Agreement upon similar terms and provisions as those offered to such other executive officer. In addition, if at any time prior to the Termination Date the Company offers to register any of such other executive officer's outstanding shares of Common Stock that were issued to him upon exercise of a Management Option, then the Company shall offer in writing to Employee at the same time a corresponding right to cause the Company to register any of the Employee's then outstanding shares of Common Stock that were issued to him upon exercise of the Option granted under this Agreement. The rights granted in favor of Employee under this Section 12: (a) shall be as equal in nature to the rights granted in favor of such other executive officer as is reasonably practicable, (b) shall relate to a proportionate number of Employee's shares of Common Stock as the Board of Directors of the Company deems reasonable and (c) shall be subject to such other reasonable terms and conditions as the Board of Directors of the Company may then impose.

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

     13. Notices. All notices or other communications under or relating to this Agreement shall be in writing and shall be deemed to have been given if delivered by hand or mailed by certified mail, postage prepaid, return receipt request, addressed as follows:

     If to the Company:    North American Technologies Group, Inc.
                           9818 Wilcrest
                           Houston, Texas  77099
                           Attention:  Corporate Secretary

     If to the Employee:   Donovan Boyd
                           P.O. Box 2151
                           Valparaiso, Indiana 46384

     Either of the Company or the Employee may from time to time change the address to which notices to it are to be mailed hereunder by notice in accordance with the provisions of this Section.

     14. Amendments. This Agreement may be amended or supplement only by a writing signed by both parties hereto.

     15. Successors and Assigns. Subject to the provisions of Section 10 hereof, this Agreement shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Employee and the Company.

     16. Severability. If for any reason any provision, paragraph or terms of this Agreement is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and Sections of this Agreement shall be deemed to be severable.

     17. Governing Law. To the full extent controllable by stipulation of the Company and Employee, this Agreement shall be interpreted and enforced under Texas law.

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

     18. Headings. Headings used herein are included herein for convenience of reference only and shall not affect the construction of this Agreement or constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first set out above.

"Company"                         NORTH AMERICAN TECHNOLOGIES
                                  GROUP, INC.


                                  By:
                                     ------------------------------------
                                     John W. Parrott
                                     President


"Employee"                        DONOVAN BOYD


                                  ----------------------------------------

                                  APPENDIX A

                        NOTICE OF STOCK OPTION EXERCISE

     Pursuant to that certain Stock Option Agreement, dated as of ____________, 1995, as amended to date (the "Agreement"), by and between North American Technologies Group, Inc., a Delaware corporation (the "Company"), and the undersigned, and subject to the vesting periods set forth therein, the undersigned hereby irrevocably elects to exercise an option to acquire ________________ shares of _____________________________, at an exercise price of $____ per share, or an aggregate purchase price of $__________. Enclosed herewith is a certified check or cashier's check made payable to the order of the Company in the amount of the aggregate purchase price set forth in the preceding sentence [or, if, applicable: "; provided, however, that $________ of such purchase price therefor is hereby paid by the delivery to the Company of ______ shares of Common Stock represented by certificate no(s) ___________, duly endorsed for transfer or accompanied by a blank stock power, all in accordance with the terms and provisions of the Agreement"]. Each capitalized terms used herein, unless otherwise defined, has the meaning given such term in the Agreement.

     The undersigned hereby represents and agrees that the Exercise Shares purchased pursuant hereto are being purchased for investment and not with a view to the distribution or resale thereof, and that the undersigned understands that said Exercise Shares have not been registered under the Securities Laws.

     The undersigned requests that a certificate for the Exercise Shares be issued in the name of: ______________________________________
                        ______________________________________
                        ______________________________________
                        [Please print name, address]


                        Address of Employee (if different from above):

                        _________________________________
                        _________________________________
                        _________________________________


                        Dated:___________________________

                        Name of Employee:     ________________________________
                        Employee's Signature:  _______________________________

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